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EXHIBIT 21.1

        SUBSIDIARIES OF NUTRACEUTICAL

American Nutritional Casualty Insurance, Inc. (Hawaii)

Au Naturel, Inc. (Delaware)

Au Naturel (Canada), Inc. (Delaware)

Au Naturel (Japan), Inc. (Delaware)

Au Naturel (UK), Inc. (Delaware)

Beehive Organics, Inc. (Delaware)

Elephant Pharmacy, Inc. (Delaware)

Fresh Organics, Inc. (Delaware)

Fresh To You, Inc. (Delaware)

Fresh Vitamins, Inc. (Delaware)

FunFresh Foods, Inc. (Delaware)

Healthway Corporation (Delaware)

Honey Gardens, Inc. (Delaware)

Monarch Nutraceuticals, Inc. (Delaware)

Natural Balance, Inc. (Delaware)

Nutra, Inc. (Delaware)

NutraBrands, Inc. (Delaware)

Nutraceutical Corporation (Delaware)

NutraForce, Inc. (Delaware)

NutraGarden, Inc. (Delaware)

NutraMarks, Inc. (Delaware)

NutraSource International SRL (Barbados)

NutraSource Trading (Shanghai) Limited (China)

NutraPro, Inc. (Delaware)

NutraPure, Inc. (Delaware)

OD, Inc. (Delaware)

Pep Products, Inc. (Delaware)

Seychelles Organics, Inc. (Delaware)

TRC Minerals, Inc. (Delaware)

VitaDollar, Inc. (Delaware)

Wellness Team, Inc. (Delaware)

Woodland Publishing, Inc. (Delaware)

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  EXHIBIT 21.1